Exhibit 5.1

                       [LETTERHEAD OF SYNERGEN LAW GROUP]


                                December 8, 2010

Verve Ventures, Inc.
33 Turnberry Drive
Wilmslow, Cheshire
Sk92QW
UNITED KINGDOM

Dear Gentlemen:

We have acted as securities counsel to Verve Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 ( the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), to register an aggregate of 5,550,000 shares of common stock, par value $0.001 per share, of the Company registered on behalf of the Selling Stockholders named in the Registration Statement (the "Shares").

In our capacity as counsel to the Company, we have reviewed the Company's Articles of Incorporation, Bylaws, the Registration Statement, the exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents admitted to us as originals, the conformity to original documents submitted to us as certificated or photo copies, the authenticity of the originals of such latter documents and the date of authorization and valid execution and delivery of all documents. As to any facts material to this opinion, we have relied upon statements and representations of officers and other representatives of the Company.

Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and are legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Nevada, including all statues, including the rules and regulations underlying those provisions, applicable judicial and regulatory determinations, and provisions of the Nevada Constitution that affect the interpretation of the General Corporation Law of the State of Nevada.

Verve Ventures, Inc.
December 8, 2010
Page | 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, the use of our name under the caption "Legal Matters" and to the reference to our firm under the caption "Experts" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

                                       Regards,
                                       SYNERGEN LAW GROUP


                                       /s/ Karen Batcher
                                       --------------------------------
                                       Karen A. Batcher, Esq.
                                       kbatcher@synergenlaw.com